Exhibit 99.1

Press Release

Source:  RELM Wireless

RELM AGAIN REJECTS WIRELESS AGE COMMUNICATIONS’ UNSOLICITED PROPOSAL

WEST MELBOURNE, FL, July 26, 2004 - RELM Wireless Corporation (OTC Bulletin Board: RELM - News) today announced that at a meeting today its Board of Directors again unanimously rejected the unsolicited stock-for-stock merger proposal of Wireless Age Communications, Inc.  On July 20, 2004, RELM’s Board of Directors unanimously rejected Wireless Age Communications’ unsolicited proposal that the Company initially received on July 16, 2004.  Wireless Age Communications resubmitted its proposal on July 22, 2004.

George N. Benjamin, III, chairman of RELM, stated: “Our Board of Directors has again considered Wireless Age Communications’ proposal and unanimously rejected it, concluding that it is not in the best interests of RELM and its shareholders and other stakeholders.  We continue to believe that the interests of RELM and its shareholders and other stakeholders will be best served by the Company remaining independent and pursuing the strategy already in place for enhancing future growth and profitability.  To that end, we are unremittingly committed to protecting the interests of RELM and its shareholders and other stakeholders.”

Following is the text of a letter sent by the chairman of RELM to John Simmonds, chief executive officer of Wireless Age Communications, following the board’s unanimous decision to once more reject Wireless Age Communications’ unsolicited stock-for-stock merger proposal:

July 26, 2004

Mr. John Simmonds

Chief Executive Officer

Wireless Age Communications, Inc.

13980 Jane Street

King City, Ontario, L7B 1A3, Canada

Dear Mr. Simmonds:

Please be advised that the Board of Directors of RELM Wireless Corporation has again unanimously rejected the unsolicited stock-for-stock merger proposal of Wireless Age Communications, Inc.

We have concluded once more that the interests of RELM and its shareholders and other stakeholders will be best served by the Company remaining independent and pursuing the strategy already in place for enhancing future growth and profitability.  To that end, we are unremittingly committed to protecting the interests of RELM and its shareholders and other stakeholders.

RELM neither sought nor invited nor welcomes Wireless Age Communications’ overtures.  As such, we do not intend to respond to any further overtures.

To reiterate, RELM is not for sale.

Sincerely,

George N. Benjamin, III

Chairman of the Board

For more than 55 years, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as business-band radios for use in a wide range of commercial and industrial applications.  Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM and Uniden PRC brand names. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at http://www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: substantial losses incurred by the Company prior to 2003; reliance on overseas manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Source:  RELM Wireless